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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated June 13, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended March 31, 2013 of NGL Energy Partners LP and subsidiaries (collectively, the "Partnership") and we have also issued our report dated June 29, 2011, with respect to the consolidated financial statements of NGL Supply, Inc. and subsidiaries for the six month period ended September 30, 2010, included in the Partnership's Annual Report on Form 10-K for the year ended March 31, 2013, all of which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Tulsa, Oklahoma

February 28, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm